Exhibit 99.2

                          JEFFERSON-PILOT CORPORATION
                          CORPORATE ORGANIZATION CHART

A.      Affiliates actually controlled

        Jefferson-Pilot Corporation (North Carolina corp.)

        Alexander Hamilton Life Insurance Company of America (Michigan corp.)
              Alexander Hamilton Variable Insurance Trust (Massachusetts business trust)
              First Alexander Hamilton Life Insurance Company (New York corp.)

        Jefferson Pilot Financial Insurance Company (New Hampshire corp.)
        (name changed effective May 1, 1998, from Chubb Life Insurance Company of America)
              Jefferson Pilot Life Insurance Agency of Massachusetts, Inc. (Massachusetts corp
              Jefferson Pilot LifeAmerica Insurance Company (New Jersey corp.)
              (name changed effective May 1, 1998, from Chubb Colonial Life Insurance Company)

        HARCO Capital Corp. (Delaware corp.)
              Omega Jefferson Pilot Seguros de Vida S.A. (Argentina corp.) (See note 2)
                    Jefferson Pilot Omega Seguros de Vida S.A. (Uruguay corp.)

        Hampshire Funding Inc. (New Hampshire corp.)

        Jefferson-Pilot Capital Trust A (Delaware business trust)

        Jefferson-Pilot Capital Trust B (Delaware business trust)

        Jefferson-Pilot Communications Company (North Carolina corp.)
              Jefferson-Pilot Communications Company of California (North Carolina corp.)
              Jefferson-Pilot Communications Company of Virginia (Virginia corp.)
              Jefferson-Pilot Sports, Inc. (North Carolina corp.)
              WCSC, Inc. (South Carolina corp.)
                    Tall Tower, Inc. (South Carolina corp.)

        Jefferson Pilot Investment Advisory Corporation (Tennessee corp.)
        (name changed effective January 1, 1998, from Chubb Investment Advisory Corporation)

        Jefferson-Pilot Investments, Inc. (North Carolina corp.)
              Hampshire Syndications, Inc. (New Hampshire corp.)

        Jefferson Pilot Variable Corporation (North Carolina corp.)
        (name changed effective January 1, 1998, from Jefferson-Pilot Investor Services, Inc.)
              Jefferson-Pilot Investor Services of Nevada, Inc. (Nevada corp.)

        Jefferson-Pilot Life Insurance Company (North Carolina corp.)
              Jefferson Standard Life Insurance Company (North Carolina corp.)

        Jefferson-Pilot Property Insurance Company (North Carolina corp.)

        Jefferson Pilot Securities Corporation (New Hampshire corp.)
        (name changed effective January 1, 1998, from Chubb Securities Corporation)
              Jefferson Pilot Insurance Agency of Alabama, Inc. (Alabama corp.)

Notes: (1)    Each indentation reflects another tier of ownership. All entities more than 50%
              owned are listed.
       (2)    The immediate parent owns 100% of the voting securities of each entity except that HARCO owns about 99% of Omega and has the right to acquire the other shares

B. Affiliates not controlled but state Insurance Holding Company Act definitions presume control starting at 10% ownership

       Jefferson-Pilot Life Insurance Company owns:
              Athens Newspapers, Inc., Class A Common, Georgia corp., 40.0% owned
              Tomco2 Equipment Company, Class A Common, Georgia corp., 29.172% owned

       GARCO Capital Corp. owns:
              International Home Furnishing Center, Inc., Common, North Carolina corp., 25.06% owned

Recent changes other than noted above:

July 1, 1998 - Chubb Sovereign merged into JPFIC
December 31, 1998 - AH Capital Management liquidated
December 31, 1998 - GARCO merged into HARCO in Delaware
December 31, 1998 - San Diego Broadcasting merged into JPCC of California January 1, 1999 - JP Service Corp. liquidated
January 1, 1999 - Community Choice liquidated
January 6, 1999 - AH Michigan merged into AH Life effective 1/1